Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the undersigned hereby constitutes and appoints each of Robert Alpert, C. Clark Webb and Amanda Coussens, and any of their substitutes, signing singly, such undersigned’s true and lawful attorney-in-fact to:

(1)       execute for and on behalf of each undersigned (in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”), in such undersigned’s capacity, any and all Forms 3, 4 and/or 5, and any amendments thereto, that are necessary or advisable for such undersigned to file under Section 16(a) (collectively, “Documents”);

(2)       do and perform any and all acts for and on behalf of such undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)       take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact (or such attorney-in-fact’s substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of such undersigned, is not assuming, nor is such attorney-in-fact’s substitute or substitutes or P10, Inc., a Delaware corporation (the “Company”) assuming, any of such undersigned’s responsibilities to comply with the Exchange Act. Each of the undersigned agrees to defend and hold harmless each attorney-in-fact (and such attorney-in-fact’s substitute or substitutes) from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.

This Power of Attorney shall remain in full force and effect until such undersigned is no longer required to file Documents with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of October, 2021.

/s/ Robert Alpert
ROBERT ALPERT

/s/ C. Clark Webb
C. CLARK WEBB

210/P10 ACQUISITION PARTNERS, LLC

By:	210 Capital, LLC
Title: Sole Member

By:	Covenant RHA Partners, L.P.
Title: Member

By:	/s/ Robert Alpert
Name: Robert Alpert
Title: Authorized Signatory

By:	CCW/LAW Holdings, LLC
Title: Member

By:	/s/ C. Clark Webb
Name: C. Clark Webb
Title: Authorized Signatory

210 CAPITAL, LLC

By:	Covenant RHA Partners, L.P.
Title: Member

By:	/s/ Robert Alpert
Name: Robert Alpert
Title: Authorized Signatory

By:	CCW/LAW Holdings, LLC
Title: Member

By:	/s/ C. Clark Webb
Name: C. Clark Webb
Title: Authorized Signatory

Covenant RHA Partners, L.P.

By:	/s/ Robert Alpert
Name: Robert Alpert
Title: Authorized Signatory

CCW/LAW Holdings, LLC

By:	/s/ C. Clark Webb
Name: C. Clark Webb
Title: Authorized Signatory